                                                                    Exhibit 11.1


                        IFX CORPORATION AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
         as Restated for the One-for-Five Reverse Split of Common Stock
                     - Basic Earnings Per Share Computation

                                               Three Months Ended
                                    December 31, 1998      December 31, 1997
                                    -----------------      -----------------
Earnings:

   Net income                              $  649,100             $  773,400
                                           ==========             ==========
Shares:

   Weighted average number of
   common shares outstanding                6,367,496              6,279,130
                                           ==========             ==========
Earnings per common share:

   Net income                              $      .10             $      .12
                                           ==========             ==========

                                                Six Months Ended
                                    December 31, 1998      December 31, 1997
                                    -----------------      -----------------
Earnings:

   Net income                              $1,472,200             $1,661,100
                                           ==========             ==========
Shares:

   Weighted average number of
   common shares outstanding                6,261,517              6,279,130
                                           ==========             ==========
Earnings per common share:

   Net income                              $      .24             $      .26
                                           ==========             ==========


                        IFX CORPORATION AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
         as Restated for the One-for-Five Reverse Split of Common Stock
                     - Diluted Earnings Per Share Computation

                                               Three Months Ended
                                    December 31, 1998      December 31, 1997
                                    -----------------      -----------------
Earnings:

   Net income                              $  649,100             $  773,400
                                           ==========             ==========
Shares:

   Weighted average number of
   common shares outstanding                7,501,891              6,279,130
                                           ==========             ==========
Earnings per common share:

   Net income                              $      .09             $      .12
                                           ==========             ==========

                                                Six Months Ended
                                    December 31, 1998      December 31, 1997
                                    -----------------      -----------------
Earnings:

   Net income                              $1,472,200             $1,661,100
                                           ==========             ==========
Shares:

   Weighted average number of
   common shares outstanding                6,612,624              6,279,130
                                           ==========             ==========
Earnings per common share:

   Net income                              $      .22             $      .26
                                           ==========             ==========